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                                                                    EXHIBIT 99.2

                              SOLECTRON CORPORATION

                       STAND-ALONE STOCK OPTION AGREEMENT

I.       NOTICE OF STOCK OPTION GRANT

         NAME: MARC ONETTO

         ADDRESS: 8670 N. DEAN CIRCLE, MILWAUKEE, WI 53217

         You have been granted a Nonstatutory Stock Option to purchase Common Stock of the Company, subject to the terms and conditions of this Agreement, as follows:

          Date of Grant                              June 18, 2003

          Vesting Commencement Date                  June 18, 2003

          Exercise Price per Share                   $4.24

          Total Number of Shares Granted             850,000

          Total Exercise Price                       $3,604,000.00

          Term/Expiration Date:                      June 18, 2013

         Vesting Schedule:

         1/48th of the Shares subject to this Option shall vest each month following the Vesting Commencement Date, so that the Option shall be fully vested four (4) years from the Vesting Commencement Date, subject to the Optionee continuing to be a Service Provider through each such date. Notwithstanding anything in the foregoing to the contrary, the Shares subject to the Option shall become fully vested upon a Change in Control that occurs while Optionee is a Service Provider.

         Termination Period

         Except as otherwise provided in the employment agreement between Optionee and the Company effective June 18, 2003 (the "Employment Agreement"), this Option may be exercised for three (3) months after Optionee ceases to be a Service Provider in accordance with Section 7 of this Agreement. Except as otherwise provided in the Employment Agreement, upon the death or Disability of the Optionee, this Option may be exercised for twelve (12) months after the Optionee
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ceases to be a Service Provider in accordance with Sections 8 and 9 of this
Agreement. In no event shall this Option be exercised later than the Term/Expiration Date provided above.

II.      AGREEMENT

         1. Definitions. As used herein, the following definitions shall apply:

                  (a) "Agreement" means this stock option agreement between the Company and Optionee evidencing the terms and conditions of this Option.

                  (b) "Applicable Laws" means the requirements relating to the administration of stock options under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction that may apply to this Option.

                  (c) "Board" means the Board of Directors of the Company or any committee of the Board that has been designated by the Board to administer this Agreement.

                  (d) "Change in Control". For purposes of this Agreement, "CHANGE OF CONTROL" means the occurrence of any of the following events:

                        (1) The sale, lease, conveyance or other disposition of all or substantially all of the Company's assets to any "person" (as such term is used in Section 13(d) of the Securities Exchange Act of 1934, as amended), entity or group of persons acting in concert;

                        (2) Any person or group of persons becoming the "beneficial owner" (as defined in Rule 13d-3 under said Act), directly or indirectly, of securities of the Company representing 30% or more of the total voting power represented by the Company's then outstanding voting securities;

                        (3) A merger or consolidation of the Company with any other corporation, other than a merger or consolidation that would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its controlling entity) at least 50% of the total voting power represented by the voting securities of the Company or such surviving entity (or its controlling entity) outstanding immediately after such merger or consolidation; or

                        (4) A contest for the election or removal of members of the Board that results in the removal from the Board of at least 33% of the incumbent members of the Board.

                  (e) "Code" means the Internal Revenue Code of 1986, as amended.

                  (f) "Common Stock" means the common stock of the Company.

                  (g) "Company" means Solectron Corporation, a Delaware corporation.

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                  (h) "Consultant" means any person, including an advisor,
engaged by the Company or a Parent or Subsidiary to render services to such entity.

                  (i) "Director" means a member of the Board.

                  (j) "Disability" means that Optionee has been unable to perform the principal functions of Optionee's duties under the Employment Agreement due to a physical or mental impairment, but only if such inability has lasted or is reasonably expected to last for at least six months. Whether Optionee has a Disability will be determined by the Board based on evidence provided by one or more physicians selected by the Board and reasonably acceptable to Optionee.

                  (k) "Employee" means any person, including Officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. An Employee shall not cease to be such in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, its Parent, any Subsidiary, or any successor. Neither service as a Director nor payment of a director's fee by the Company shall be sufficient to constitute "employment" by the Company.

                  (l) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                  (m) "Fair Market Value" means, as of any date, the value of Common Stock determined as follows:

                        (1) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the New York Stock Exchange the Nasdaq National Market or The Nasdaq SmallCap Market of The Nasdaq Stock Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system on the day of determination, as reported in The Wall Street Journal or such other source as the Board deems reliable;

                        (2) If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the mean between the high bid and low asked prices for the Common Stock on the day of determination; or

                        (3) In the absence of an established market for the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Board.

                  (n) "Nonstatutory Stock Option" means an Option not intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

                  (o) "Notice of Grant" means a written notice, in Part I of this Agreement, evidencing certain the terms and conditions of this Option grant. The Notice of Grant is part of the Option Agreement.

                  (p) "Officer" means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

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                  (q) "Option" means this stock option.

                  (r) "Optioned Stock" means the Common Stock subject to this Option.

                  (s) "Optionee" means the person named in the Notice of Grant or such person's successor.

                  (t) "Parent" means a "parent corporation," whether now or hereafter existing, as defined in Section 424(e) of the Code.

                  (u) "Service Provider" means an Employee, Director or Consultant.

                  (v) "Share" means a share of the Common Stock, as adjusted in accordance with Section 10 of this Agreement.

                  (w) "Subsidiary" means a "subsidiary corporation", whether now or hereafter existing, as defined in Section 424(f) of the Code.

         2. Grant of Option. The Company hereby grants to the Optionee named in the Notice of Grant attached as Part I of this Agreement the Option to purchase the number of Shares, as set forth in the Notice of Grant, at the exercise price per share set forth in the Notice of Grant (the "Exercise Price"), subject to the terms and conditions of this Agreement.

         3. Exercise of Option.

                  (a) Right to Exercise. This Option is exercisable during its term in accordance with the Vesting Schedule set out in the Notice of Grant and the applicable provisions of this Agreement.

                  (b) Method of Exercise. This Option is exercisable by delivery of an exercise notice, in the form attached as Exhibit A (the "Exercise Notice"), which shall state the election to exercise the Option, the number of Shares in respect of which the Option is being exercised (the "Exercised Shares"), and such other representations and agreements as may be required by the Company. The Exercise Notice shall be completed by the Optionee and delivered to Stock Administration. The Exercise Notice shall be accompanied by payment of the aggregate Exercise Price as to all Exercised Shares together with any applicable withholding taxes. This Option shall be deemed to be exercised upon receipt by the Company of such fully executed Exercise Notice accompanied by such aggregate Exercise Price and applicable withholding taxes.

                  (c) Legal Compliance. No Shares shall be issued pursuant to the exercise of this Option unless such issuance and exercise complies with Applicable Laws. Assuming such compliance, for income tax purposes the Exercised Shares shall be considered transferred to the Optionee on the date the Option is exercised with respect to such Exercised Shares.

         4. Method of Payment. Payment of the aggregate Exercise Price shall be by any of the following, or a combination thereof, at the election of the
Optionee:

                  (a) cash or check;

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                  (b) consideration received by the Company under a cashless exercise program implemented by the Company; or

                  (c) surrender of other Shares, provided Shares acquired from the Company, (i) have been vested and owned by the Optionee for more than six
(6) months on the date of surrender, AND (ii) have a Fair Market Value on the date of surrender equal to the aggregate Exercise Price of the Exercised Shares.

         5. Non-Transferability of Option. This Option may not be transferred in any manner otherwise than by will or by the laws of descent or distribution and may be exercised during the lifetime of Optionee only by the Optionee. The terms of this Agreement shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee.

         6. Term of Option. This Option may be exercised only within the term set out in the Notice of Grant, and may be exercised during such term only in accordance with the terms of this Agreement.

         7. Termination of Relationship as a Service Provider. If the Optionee ceases to be a Service Provider (other than for death or Disability), this Option may be exercised for a period of three (3) months (or such longer period of time as provided for in the Employment Agreement) after the date of such termination (but in no event later than the expiration date of this Option as set forth in the Notice of Grant) to the extent that the Option is vested on the date of such termination. To the extent that the Optionee does not exercise this Option within the time specified herein, the Option shall terminate.

         8. Disability of Optionee. If the Optionee ceases to be a Service Provider as a result of the Optionee's Disability, this Option may be exercised for a period of twelve (12) months (or such longer period of time as provided for in the Employment Agreement) after the date of such termination (but in no event later than the expiration date of this Option as set forth in the Notice of Grant) to the extent that the Option is vested on the date of such termination. To the extent that Optionee does not exercise this Option within the time specified herein, the Option shall terminate.

         9. Death of Optionee. If the Optionee dies while a Service Provider, the Option may be exercised at any time within twelve (12) months (or such longer period of time as provided for in the Employment Agreement) following the date of death (but in no event later than the expiration date of this Option as set forth in the Notice of Grant), by the Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent that the Optionee was entitled to exercise the Option at the date of death. If, after death, the Optionee's estate or a person who acquired the right to exercise the Option by bequest or inheritance does not exercise the Option within the time specified herein, the Option shall terminate.

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         10. Adjustments Upon Changes in Capitalization, Dissolution, Merger or
Change in Control.

                  (a) Changes in Capitalization. Subject to any required action by the stockholders of the Company, the number of shares of Common Stock covered by this Option, as well as the price per share of Common Stock covered by this Option, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to this Option.

                  (b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Board shall notify Optionee as soon as practicable prior to the effective date of such proposed transaction. To the extent it has not been previously exercised, the Option will terminate immediately prior to the consummation of such proposed transaction.

                  (c) Merger or Change in Control. In the event of a merger of the Company with or into another corporation, or a Change in Control, the Option shall be assumed or an equivalent option substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the Option, the Optionee shall fully vest in and have the right to exercise the Option as to all of the Optioned Stock, including Shares as to which it would not otherwise be vested or exercisable. If the Option becomes fully vested and exercisable in lieu of assumption or substitution in the event of a merger or Change in Control, the Board shall notify the Optionee in writing or electronically that the Option shall be fully exercisable for a period of fifteen (15) days from the date of such notice, and the Option shall terminate upon the expiration of such period. For the purposes of this paragraph, the Option shall be considered assumed if, following the merger or Change in Control, the option confers the right to purchase or receive, for each Share subject to the Option immediately prior to the merger or Change in Control, the consideration (whether stock, cash, or other securities or property) received in the merger or Change in Control by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the merger or Change in Control is not solely common stock of the successor corporation or its Parent, the Board may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Option, for each Share subject to the Option, to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the merger or Change in Control.

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         11. Notices. Any notice to be given to the Company hereunder shall be in writing and shall be addressed to the Company at its then current principal executive office or to such other address as the Company may hereafter designate to the Optionee by notice as provided in this Section. Any notice to be given to the Optionee hereunder shall be addressed to the Optionee at the address set forth beneath his signature hereto, or at such other address as the Optionee may hereafter designate to the Company by notice as provided herein. A notice shall be deemed to have been duly given when personally delivered or mailed by registered or certified mail to the party entitled to receive it.

         12. Withholding Taxes. Optionee agrees to make appropriate arrangements with the Company (or the Parent or Subsidiary employing or retaining Optionee) for the satisfaction of all Federal, state, and local income and employment tax withholding requirements applicable to the Option exercise. Optionee acknowledges and agrees that the Company may refuse to honor the exercise and refuse to deliver Shares if such withholding amounts are not delivered at the time of exercise.

         13. Entire Agreement; Governing Law. This Agreement, together with the Employment Agreement, constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Optionee with respect to the subject matter hereof, and may not be modified adversely to the Optionee's interest except by means of a writing signed by the Company and Optionee. This agreement is governed by the internal substantive laws, but not the choice of law rules, of California.

         14. NO GUARANTEE OF CONTINUED SERVICE. OPTIONEE ACKNOWLEDGES AND AGREES THAT THE VESTING OF SHARES PURSUANT TO THE VESTING SCHEDULE HEREOF IS EARNED ONLY BY CONTINUING AS A SERVICE PROVIDER AT THE WILL OF THE COMPANY (AND NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED AN OPTION OR PURCHASING SHARES HEREUNDER). OPTIONEE FURTHER ACKNOWLEDGES AND AGREES THAT THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS A SERVICE PROVIDER FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND SHALL NOT INTERFERE WITH OPTIONEE'S RIGHT OR THE COMPANY'S RIGHT TO TERMINATE OPTIONEE'S RELATIONSHIP AS A SERVICE PROVIDER AT ANY TIME, WITH OR WITHOUT CAUSE.

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         By Optionee's signature and the signature of the Company's representative below, Optionee and the Company agree that this Option is granted under and governed by the terms and conditions of this Agreement. Optionee has reviewed this Agreement in its entirety, has had an opportunity to obtain the advice of counsel prior to executing this Agreement and fully understands all provisions of this Agreement. Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Board upon any questions relating to this Agreement. Optionee further agrees to notify the Company upon any change in the residence address indicated below.

OPTIONEE                                        SOLECTRON CORPORATION

------------------------------------            --------------------------------
Signature                                       By

Marc Onetto
------------------------------------            --------------------------------
Print Name                                      Title

8670 N. Dean Circle
------------------------------------

Milwaukee, WI 53217
------------------------------------
Residence Address

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                                    EXHIBIT A

                              SOLECTRON CORPORATION

                                 EXERCISE NOTICE

Solectron Corporation
847 Gibraltar Drive
Milpitas, CA 95035

Attention: Stock Administration

         1. Exercise of Option. Effective as of today, ________________, 20__, the undersigned ("Purchaser") hereby elects to purchase ______________ shares (the "Shares") of the Common Stock of Solectron Corporation (the "Company") under and pursuant to the Stock Option Agreement dated June 18, 2003 (the "Option Agreement"). The purchase price for the Shares shall be [$_______], as required by the Option Agreement.

         2. Delivery of Payment. Purchaser herewith delivers to the Company the full purchase price for the Shares together with any required withholding taxes to be paid in connection with the exercise of the Option.

         3. Representations of Purchaser. Purchaser acknowledges that Purchaser has received, read and understood the Option Agreement and agrees to abide by and be bound by its terms and conditions.

         4. Rights as Shareholder. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the Shares, no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. The Shares so acquired shall be issued to the Purchaser as soon as practicable after exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date of issuance, except as provided in Section 10 of the Option Agreement.

         5. Tax Consultation. Purchaser understands that Purchaser may suffer adverse tax consequences as a result of Purchaser's purchase or disposition of the Shares. Purchaser represents that Purchaser has consulted with any tax consultants Purchaser deems advisable in connection with the purchase or disposition of the Shares and that Purchaser is not relying on the Company for any tax advice.

         6. Successors and Assigns. The Company may assign any of its rights under this Exercise Notice to single or multiple assignees, and this Exercise Notice shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer herein set forth, this Exercise Notice shall be binding upon Purchaser and his or her heirs, executors, administrators, successors and assigns.
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         7. Interpretation. Any dispute regarding the interpretation of this
Exercise Notice shall be submitted by Purchaser or by the Company forthwith to the Board of Directors of the Company (the "Board"), which shall review such dispute at its next regular meeting. The resolution of such a dispute by the Board shall be final and binding on all parties.

         8. Entire Agreement; Governing Law. The Option Agreement is incorporated herein by reference together with any documents incorporated by reference therein. This Agreement, together with the Option Agreement and the employment agreement between Purchaser and the Company effective June 18, 2003, constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Purchaser with respect to the subject matter hereof, and may not be modified adversely to the Purchaser's interest except by means of a writing signed by the Company and Purchaser. This agreement is governed by the internal substantive laws, but not the choice of law rules, of California.

Submitted by:                      Accepted by:

OPTIONEE                           SOLECTRON CORPORATION

------------------------------     -----------------------------------
Signature

------------------------------     -----------------------------------
Print Name

------------------------------     -----------------------------------
Address                            Address

------------------------------     847 Gibraltar Drive

------------------------------     Milpitas, CA 95035



                                   Date Received: ____________________

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